UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 21, 2013 (February 14, 2013)

Travelport Limited

(Exact name of Registrant as specified in its charter)

Bermuda	333-141714	98-0505100
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

300 Galleria Parkway

Atlanta, GA 30339

(Address of principal executive office)

Registrant’s telephone number, including area code (770) 563-7400

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2013, the Company and Jeff Clarke, the Non-Executive Chairman of our Board of Directors, entered into a letter agreement to extend Mr. Clarke’s service as our Non-Executive Chairman to May 15, 2013. Pursuant to the letter agreement, beginning February 15, 2013, Mr. Clarke will be paid at a rate of $350,000 per annum as compensation for his service as the Non-Executive Chairman of our Board of Directors. Such fee will be pro-rated for actual time served as a Director beginning on February 15th until May 15th unless further extended by the parties. For the period January 1, 2013 to February 14, 2013, Mr. Clarke will be paid the fee as set forth in the February 2012 letter agreement between the Company and Mr. Clarke, which was previously disclosed. A copy of the new letter agreement between the Company and Mr. Clarke will be filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELPORT LIMITED

By:	/s/ Rochelle Boas
Rochelle J. Boas Senior Vice President and Assistant Secretary

Date: February 21, 2013